FOR IMMEDIATE RELEASE NEWS

November 13, 2006 OTCBB: LFLT

LIFELINE THERAPEUTICS, INC. TO RECOGNIZE
PREVIOUSLY DEFERRED RETAIL CHAIN REVENUE

DENVER, Colorado – Lifeline Therapeutics, Inc. (OTCBB: LFLT), maker of Protandim®, announced today that it will recognize previously deferred revenue and costs related to its retail partner, GNC. As previously disclosed, revenue under this contract had been deferred due to minimal sales history. Following a full year of sales under the contract and growing retail presence on the part of Protandim®, and after discussion with its independent outside auditors, Lifeline Therapeutics, Inc. will begin to recognize some of the previously deferred revenue and costs as well as continuing revenue and costs associated with the GNC agreement. The revenue and costs associated with the contract will be recognized based on GNC customer sales, and will be fully disclosed in the Company’s Form 10-QSB for the first quarter of fiscal year 2007 due on November 14, 2006.

“We are very pleased with this development,” said Gerald J. Houston, Chief Financial Officer. “Our business has rapidly evolved from direct sales to the development of a complementary retail channel that began with GNC and now includes CVS, Super Supplements, and Vitamin Cottage. We anticipate further growth in our retail customers and this development will allow us to better reflect in a timely manner our current operating results.”

About Protandim®

Protandim® is a patent-pending dietary supplement that increases the body’s natural antioxidant protection by inducing two protective enzymes, superoxide dismustase (SOD) and catalase (CAT). These naturally occurring enzymes simply become overwhelmed by free radicals as we get older. Oxidative stress (cell damage caused by free radicals) occurs as a person ages, when subjected to environmental stresses or as an associated factor in certain illnesses. TBARS are laboratory markers for oxidative stress in the body. Data from a peer-reviewed, published scientific study in men and women, sponsored by Lifeline, show that after 30 days of taking Protandim®, the level of circulating TBARS decreased an average of 40 percent, with this decrease shown to be maintained at 120 days. Protandim® strengthens a person’s defenses against oxidative stress by increasing the body’s natural antioxidant enzymes. For more information, please visit the Protandim® product web site at www.protandim.com.

About Lifeline Therapeutics, Inc.

Lifeline Therapeutics, Inc. markets Protandim®. Lifeline Therapeutics is committed to helping people achieve health and wellness for life. For more information, please visit the Company’s web site at www.lifelinetherapeutics.com.

Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, applicable common law and Securities and Exchange Commission rules. The Company uses the words “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “plan,” “target” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties are difficult to predict accurately and may be beyond the control of the Company. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:  unanticipated delays in completing the process of our restatement of historical financial statements and related audits, including delays in or restrictions on our ability to access the capital markets or other adverse effects to our business and financial position; the Company’s ability to protect our intellectual property rights and the value of our product; and the illiquidity of our common stock. These and other additional risk factors and uncertainties are discussed in greater detail in the Company’s Annual Report on Form 10-KSB under the caption “Risk Factors”, and in other documents filed the Company from time to time with the Securities and Exchange Commission. Forward-looking statements made by the Company in this news release or elsewhere speak only as of the date made. New uncertainties and risks come up from time to time, and it is impossible for the Company to predict these events or how they may affect the Company. The Company has no duty to, and does not intend to, update or revise the forward-looking statements in this news release after the date it is issued. In light of these risks and uncertainties, investors should keep in mind that the results, events or developments disclosed in any forward-looking statement made in this news release may not occur.

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CONTACTS:

Lifeline Therapeutics, Inc. Stephen K. Onody, CEO Gerald J. Houston, CFO	Telephone: 720-488-1711 Fax: 303-565-8700